EXHIBIT 3.14
                                  BYLAWS

                                    of

                        GIANT MID-CONTINENT, INC.


                                 ARTICLE I

                           Corporation Articles

     Section 1.01. Reference to Articles. Any reference herein made to the corporation's Articles shall be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates filed by the corporation with the Arizona Corporation Commission (or any successor to its functions) pursuant to applicable law.

     Section 1.02. Seniority. The Articles shall in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                                ARTICLE II

                            Corporation Offices

     Section 2.01. Known Place of Business. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the Articles. The corporation may have such other offices, either within or without the State of Arizona, as the board of directors may designate or as the business of the corporation may require from time to time.

     Section 2.02. Changes. The board of directors may change the corporation's known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation
Commission pursuant to applicable law.

                                ARTICLE III

                               Shareholders

     Section 3.01. Annual Meetings. Each annual meeting of the shareholders is to be held during the second quarter of each year, commencing with the year 1995, at a time and place as determined by the board of directors, or in the absence of action by the board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.03 below. At the annual meeting, shareholders shall elect a board of directors and transact such other business as may be properly brought before the meeting. If for any reason any annual meeting is not held on the date determined as set forth above, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings (including the election of directors) may be conducted. Any director elected at any annual meeting, deferred annual meeting, or special meeting shall continue in office until the election of his successor, subject to his earlier resignation pursuant to Section 7.01 below.

     Section 3.02. Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the chairman of the board, the president or the board of directors, or by the written demand of the holders of not less than ten percent (10%) of all issued and outstanding shares of the corporation entitled to vote at any such meeting. Any written demand by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

     Section 3.03. Notices. Not less than ten (10) nor more than fifty (50) days (inclusive of the date of meeting) before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the secretary of the corporation, or any other officer of the corporation, shall cause a written notice setting forth the time, place, and general purposes of the meeting to be delivered personally or to be deposited in the mail, with first class or airmail postage prepaid, addressed to each shareholder of record at his last address as it appears on the corporation's records on the applicable record date.

     Section 3.04. Waiver of Notice. Any shareholder may waive call or notice of any annual, deferred annual, or special meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a shareholder at any such meeting in person or by proxy shall automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he or his proxy is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. No call or notice of a meeting of the shareholders shall be necessary if each shareholder waives the same in writing or by attendance.

     Section 3.05. Shareholders of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (and at any adjournment of such meeting), or shareholders entitled to consent to corporate action without a meeting or shareholders entitled to receive payment of any dividend, or for any other lawful action, the board of directors may fix in advance a record date which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting or any such other action.

          If no record date is fixed by the board of directors for determining shareholders entitled to notice of, and to vote at, a meeting of shareholders, the record date shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the corporation.

          A determination of shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

     Section 3.06. Shareholder Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting (and at any adjournment thereof), arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such record shall be produced and kept open (i) at the office of the corporation before the time of the meeting, and (ii) at the time and place of the meeting; such record shall be subject to the inspection of any shareholder during such times for any purpose germane to the meeting.

     Section 3.07. Proxies. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his or her proxy is executed in writing by such shareholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided thereon. The burden of proving the validity of any undated, irrevocable or otherwise contested proxy at a meeting of the shareholders shall rest with the person seeking to exercise the proxy. A telegram, cablegram or facsimile appearing to have been transmitted by a shareholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

     Section 3.08. Voting. Except for the election of directors (which shall be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation's articles, these bylaws or by statute, each issued and outstanding share of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by a proxy given pursuant to
Section 3.07 above, shall be entitled to one vote on each matter submitted to a vote of the shareholders at such meeting. Unless otherwise required by the corporation's articles or by applicable law, any question submitted to the shareholders shall be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Voting shall be by ballot on any question as to which a ballot vote is demanded before the voting begins, by any person entitled to vote on such question; otherwise, a voice vote shall suffice. No ballot or change of vote shall be accepted after the polls have been declared closed following the ending of the announced time for voting.

     Section 3.09. Voting of Shares by Certain Holders. Shares of the corporation held by another corporation may be voted by such corporation's officer, agent, or proxy as its bylaws may prescribe, or in the absence of such bylaw provision, by any other person designated by resolution of its board of directors, and such officer, agent, or other person so designated may vote such corporation's shares in this corporation in person or by proxy appointed by him.

          Shares held by an administrator, executor, legal representative, guardian, conservator, or other legal representa-tive, may be voted by such representative, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the corporation is given a written instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his act binds, (2) if more than one votes, the act of the majority so voting binds all, and (3) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

     Section 3.10. Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the corporation issued, outstanding, and entitled to vote at the meeting shall constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by its chairman, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 3.11. Election Inspectors. The board of directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting shall, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) shall determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they shall receive and count votes, ballots and consents and announce the results thereof; they shall hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they shall perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

     Section 3.12. Organization and Conduct of Meetings. Each meeting of the shareholders shall be called to order and thereafter chaired by the chairman of the board of directors if there is one; or, if not, or if the chairman of the board is absent or so requests, then by the president; or if both the chairman of the board and the president are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the board of directors. The corporation's secretary shall act as secretary of each meeting of the shareholders; in his or her absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies shall be accepted. If directors are to be elected, a tabulation of the proxies so filed shall, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) before the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting shall, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

     Section 3.13. Shareholder Approval or Ratification. The board of directors may submit any contract or act for approval or ratification of the shareholders, either at a duly constituted meeting of the shareholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to Section
3.04 above) or by unanimous written consent to corporate action without a meeting pursuant to Section 3.15 below. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same shall be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of the shareholders.

     Section 3.14.  Informalities and Irregularities.  All
informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, shall be deemed waived if no objection is made at the meeting.

     Section 3.15. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of the shareholders of the corporation at a duly convened meeting.

                                ARTICLE IV

                            Board of Directors

     Section 4.01. Membership. The board of directors shall be comprised of not less than one (1) nor more than seven (7) members who need not be shareholders of the corporation. The directors shall regularly be elected at each annual meeting of the shareholders. The board of directors shall have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership in the interval between the annual meetings of the shareholders, whether resulting from an increase in the size of that board or otherwise. Each director elected by the shareholders or the board of directors shall hold office until his or her successor is duly elected and qualified; provided, however, that the shareholders entitled to vote for the election of directors at a shareholders' meeting may fill any vacancy in the board of directors, if not already filled, or substitute another person to fill the vacancy, in which case the term of office of the person elected by the board of directors shall forthwith terminate.

     Section 4.02. General Powers. The board of directors shall have the power to control and manage all of the affairs and property of the corporation and to exercise, in addition to the powers and authorities expressly conferred upon it by these bylaws or by the articles of incorporation, all powers as may be exercised, and to do all such things that may be done by the corporation which are not expressly reserved to the shareholders, as permitted by the laws of the State of Arizona. It may restrict, enlarge, or otherwise modify the powers and duties of any or all of the officers of this corporation. Without limiting the generality of the foregoing, the board of directors may fix record dates for determining shareholders of various classes having the right to notice of and to vote at meetings and adjournments thereof, or the right to receive dividends or other distributions, or the right to give consents to or to dissent from certain actions or for any other purpose for which record dates are or might be relevant, and to determine whether or not transfer books should be closed in connection therewith.

     Section 4.03. Regular Meetings. A regular annual meeting of the board of directors shall be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders' meeting or at such other place as the directors elected at the shareholders' meeting may have been informed of at or before the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the board of directors may determine.

     Section 4.04. Special Meetings. Special meetings of the board of directors may be held whenever and wherever called for by the chairman of the board, the president, or the number of directors that would be required to constitute a quorum.

     Section 4.05. Notices. No notice need be given of regular meetings of the board of directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting shall be given to each director in person or via mail, telegram or facsimile addressed to him at his latest address appearing on the corporation's records. Notice to any director of any such special meeting shall be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the mail, with first class or airmail postage prepaid, at least four (4) days before the meeting date, (ii) if personally delivered or given by telegram or facsimile, the same is handed to the director, or the telegram is delivered to the telegraph office for fast transmittal or the facsimile is initiated, at least forty-eight (48) hours before the convening of the meeting, or
(iii) by communicating actual notice to the director at least twenty-four (24) hours before convening the meeting. Any person who has given notice hereunder may make an affidavit that notice was given, which, as to the facts, shall be conclusive.

     Section 4.06. Waiver of Notice. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a director at any meeting shall automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. No call or notice of a meeting of directors shall be necessary if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been waived) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

     Section 4.07. Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the board of directors shall consist of a majority of the directors then in office. Once a quorum has been formed, the directors from time to time remaining in attendance at such meeting before its adjournment shall continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough directors to leave less than a quorum.

     Section 4.08. Voting. Any matter submitted to a meeting of the board of directors shall be resolved by a majority of the votes cast thereon.

     Section 4.09. Power to Act Notwithstanding Vacancy. Pending the filling of vacancies in the board of directors, a majority of a full board of directors may exercise the powers of the board of directors.

     Section 4.10. Removal. Any director may be removed from the board of directors, with or without cause, subject only to limitations provided by law.

     Section 4.11. Audit Committee. The board of directors may, by a resolution or resolutions adopted by a majority of the members of the whole board, appoint from among its members an audit committee, which shall consist of three or more members of the board of directors. The audit committee shall each year recommend to the board of directors for appointment by the board of directors, after submission to the shareholders for their approval, independent public accountants to audit the books, records and accounts of the corporation and to perform such other duties as the board of directors may from time to time prescribe. The audit committee shall review all recommendations made by the corporation's independent public accountants to the board of directors with respect to the accounting methods used and the system of internal control followed by the corporation and shall thereupon advise the board of directors. The audit committee shall have authority to examine into and make recommendations to the board of directors with respect to the scope of the audit conducted by the corporation's independent public accountants. Except as otherwise specifically provided herein, the audit committee shall be subject to all limitations, restrictions, and requirements of any other committee of the board of directors as provided in
Section 4.12 below.

     Section 4.12. Executive and Other Committees. The board of directors, by a resolution or resolutions adopted by a majority of the members of the whole board, may appoint from among its members an executive committee and any other committees, standing or temporary, as it may deem appropriate. Each committee shall consist of two or more members of the board of directors. Each committee shall have and may exercise any and all powers as are conferred or authorized by the resolution appointing it. A majority of each committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the board of directors. The board of directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any committee. Any member of any committee may be removed, with or without cause, by the board of directors. The board of directors may dissolve any committee at any time.

     If appointed, the executive committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation while the board is not in session, subject to such limitations as may be included in the board's resolution appointing the committee. Notwithstanding any other provision to the contrary, the executive committee and any other committee of the board of directors appointed pursuant to these Bylaws shall not have the authority of the board of directors in reference to the following matters: (i) the submission to shareholders of any action that requires shareholders' authorization or approval under applicable law; (ii) the filling of vacancies on the board of directors or on any committee of the board of directors; (iii) the amendment or repeal of the Bylaws, or the adoption of new Bylaws; and (iv) the fixing of compensation of directors for serving on the board or on any committee of the board of directors.

     Each committee shall keep a written record of its acts and proceedings and shall submit that record to the board of directors at each regular meeting and at any other times as requested by the board of directors. Failure to submit the records, or failure of the board to approve any action indicated therein will not, however, invalidate the action to the extent it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the board of directors as provided herein.

     Section 4.13. Tenure. Except in the case of resignation, disqualification, removal, or the inability to serve for any reason, each member of any committee established under this Article IV shall hold office until the next regular annual meeting of the board of directors until his or her successor is elected and qualified.

     Section 4.14. Meetings. Regular meetings of committees established under this Article IV may be held without notice at such times and places as the committees may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon giving notice to other members of the committee in the manner provided in Section 4.04 for special meetings of the board of directors.

     Section 4.15.  Quorum.  A majority of the members of a
committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of any committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 4.16. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or of any committee at which action is taken on any matter shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the secretary of the corporation within two business days after the adjournment of the meeting. A right to dissent shall not be available to a director who voted in favor of the action.

     Section 4.17. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a director or committee member. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefrom.

     Section 4.18. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all directors or committee members. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of the directors or committee members of the corporation at a duly convened meeting.

     Section 4.19. Meetings by Conference Telephone. Any member of the board of directors or of a committee of the board may participate in any meeting of the board or such committee by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.06 above.

     Section 4.20. Organization, Agenda and Procedure. The chairman of the board, or in his absence, the president, or in the absence of the president, any director chosen by a majority of the directors present, shall act as chairman of the meetings of the board of directors. In the absence of the secretary or any assistant secretary, any person appointed by the chairman shall act as secretary of such meetings. The agenda of and procedure for such meetings shall be as determined by the board of directors.

                                 ARTICLE V

                            Officers - General

     Section 5.01. Elections and Appointments. The board of directors shall elect or appoint a president, one or more vice presidents, a secretary, and a treasurer, and may choose a chairman of the board. The regular election or appointment of officers shall take place at each annual meeting of the board of directors, but elections of officers may be held at any other meeting of the board. A person elected or appointed to any office shall continue to hold that office until the election or appointment of his successor, subject to action earlier taken pursuant to Sections
5.04 and 7.01 below. Any two or more offices may be held by the same person, except the offices of president and secretary.

     Section 5.02. Additional Appointments. In addition to the officers contemplated in Section 5.01 above, the board of directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the board of directors, by the president or, in the case of assistant officers (as, for example, one or more assistant secretaries), by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the board) shall be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence or disability.

     Section 5.03. Bonds and Other Requirements. The board of directors may require any officer to give bond to the corporation (with sufficient surety, and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the board.

     Section 5.04. Removal; Delegation of Duties. The board of directors may, whenever in its judgment the best interests of the corporation will be served thereby, remove any officer or agent of the corporation or temporarily delegate his or her powers and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5.05. Salaries. The salaries of officers may be fixed from time to time by the board of directors or (except as to the president's own) left to the discretion of the president. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

                                ARTICLE VI

                             Specific Officers

     Section 6.01. Chairman of the Board. The board of directors may elect a chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the board, as the chief executive officer of the corporation. If elected, the chairman shall preside at all meetings of the board of directors and be vested with such other powers and duties as the board may from time to time delegate to him or her.

     Section 6.02. President and Vice President. Unless otherwise specified by resolution of the board of directors, the president shall be the chief executive officer of the corporation. The president shall supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the board of directors (and of its chairman, if the chairman has been specifically designated as chief executive officer of the corporation). One or more vice presidents shall be elected by the board of directors to perform such duties as may be designated by the board or be assigned or delegated to them by the chief executive officer. Any one of the vice presidents as authorized by the board shall be vested with all of the powers and charged with all of the duties of the president in the event of his or her absence or inability to act. Except as may otherwise be specifically provided in a resolution of the board of directors, the president or any vice president shall be a proper officer to sign, on behalf of the corporation, any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the corporation. The president or any vice president may represent the corporation at any meeting of the shareholders of any other corporation in which this corporation then holds shares, and may vote this corporation's shares in such other corporation in person or by proxy appointed by him or her, provided that the board of directors may from time to time confer the foregoing authority upon any other person or persons.

     Section 6.03. Secretary. The secretary shall keep the minutes of meetings of the shareholders, board of directors, and any committee, and all unanimous written consents of the shareholders, board of directors, and any committee of the corporation, and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, and in case of his or her absence or refusal or neglect so to do, notices may be served by any person thereunto directed by the president. The secretary shall be custodian of the corporate seal and corporate records, and, in general, perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the board of directors, the secretary and each assistant secretary shall be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.06 above, and to impress the corporation's seal on any instrument signed by the president, any vice president, or any other duly authorized person, and to attest to the same.

     Section 6.04. Treasurer. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall cause all money and other valuable effects to be deposited in the name and to the credit of the corporation in such depositories, subject to withdrawal in such manner, as may be designated by the board of directors. He or she shall render to the president, the directors, and the shareholders at proper times an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

                                ARTICLE VII

                        Resignations and Vacancies

     Section 7.01. Resignations. Any director, committee member, or officer may resign from his or her office at any time by written notice delivered or addressed to the corporation at its known place of business. Any such resignation shall be effective upon its receipt by the corporation unless some later time is fixed in such notice, and then from that time. The acceptance of a resignation shall not be required to make it effective.

     Section 7.02. Vacancies. If the office of any director, committee member, or officer becomes vacant by reason of his or her death, resignation, disqualification, removal, or otherwise, the board of directors may choose a successor to hold office for the unexpired term.

                               ARTICLE VIII

                       Indemnification and Insurance

     Section 8.01. Indemnification. To the extent permitted by Arizona law and any other applicable law, if any director, officer, employee or agent of the corporation is made a party to or is involved in (for example as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, and whether formal or informal, because such person is or was a director, officer, employee or agent of the corporation, as the case may be, the corporation: (i) may indemnify such person from and against any judgments, penalties, fines, amounts paid in settlement and reasonable expenses (including but not limited to expenses of investigation and preparation, and fees or disbursements of counsel, accountants or other experts) incurred by such person in such action, suit or proceeding; and (ii) may advance to such persons expenses incurred in such action, suit or proceeding.

     The terms "director," "officer," "employee" or "agent" shall mean (i) a director, officer, employee or agent of the corporation, as the case maybe; (ii) a person serving at the corporation's request as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise; and (iii) such broader definition as may be provided under Arizona law as in effect from time to time. The foregoing provisions for indemnification and advancement of expenses are not exclusive, and the corporation may at its discretion provide for indemnification or advancement of expenses in a resolution of its shareholders or directors, in a contract or in its Articles. It is the corporation's policy to provide to its directors, officers, employees, and agents indemnity to the fullest extent permitted by Arizona law.

     Any repeal or modification of the foregoing provisions of this
Article VIII for indemnification or advancement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission of a director, officer, employee or agent of the corporation occurring prior to the time of such repeal or modification.

     Section 8.02. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against any liability asserted against him and incurred by him in any capacity or arising out of his status, whether or not the corporation would have the power to indemnify him against liability hereunder.

                                ARTICLE IX

                                   Seal

     The board of directors may provide for a seal of the corporation, which shall have inscribed thereon the name of the corporation and the state and year of its incorporation.

                                 ARTICLE X

                     Certificates Representing Shares

     Section 10.01. Form. Each certificate representing shares of the corporation shall be in such form as may from time to time be prescribed by the board of directors, shall be consecutively numbered, and shall exhibit such information as may be required by applicable law.

     Section 10.02. Signatures and Seal. All certificates issued for shares of the corporation (whether new, re-issued, or transferred) shall bear the signatures of the president or a vice president, and of the secretary or an assistant secretary, and the impression of the corporation's corporate seal, if any. The sig-natures of such officers of the corporation and the impression of its corporate seal may be in facsimile form on any certificate that is countersigned by a transfer agent and/or registered by a registrar duly appointed by the corporation and other than the corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, they may still be countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

     Section 10.03. Ownership. The corporation shall be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

     Section 10.04.  Transfer Agents and Registrars: Transfers.
The board of directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the corporation. The board of directors may make such rules and regulations as it may deem expedient and as are not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate (or by his or her duly authorized attorney-in-fact) and upon the surrender of such certificate. The transfer of the shares of the corporation shall be subject to such restrictions on transfer, if any, as may be imposed by the Articles of Incorporation, by any amendment thereof, by these Bylaws or by any agreement of the shareholders. No transfer shall affect the right of the corporation to pay any dividend due upon the shares or to treat the holder of record as the holder-in-fact until the transfer has been recorded in the books of the corporation.

     Section 10.05. Lost Certificates. In the event of the loss, theft, or destruction of any certificates representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing, or an affidavit reciting, the circumstances of the alleged loss, theft, or destruction, and his ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent, and further provided that a bond of indemnity, with or without surety, shall have been provided in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable), unless the shares represented by the certificate lost, stolen, or destroyed have at the time of the issuance of the new certificate a market value of $500 or less (as determined by the corporation on the basis of such information as it may select), in which case the requirement of a bond may be waived. The corporation may act through its president, any vice president, its secretary, or its treasurer for any purpose of this Section 10.05.

                                 ARTICLE X

                                 Dividends

     Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's articles or as may otherwise be binding upon the corporation, the board of directors may from time to time declare and the corporation may pay dividends on shares of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property, or in shares of the corporation on or as of such payment or distribution dates as the board may prescribe.

                                ARTICLE XI

                                Amendments

     These bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the board of directors (the notice of which meeting either includes mention of the proposed action relative to the bylaws or is waived pursuant to Section 4.06 above) or, alternatively, by unanimous written consent to corporate action without a meeting of the board of directors, pursuant to Section 4.18 above. If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof shall be required. Any amendment made to a bylaw shall be noted on the margin of the bylaw amended, referring to the page of the record where the amendment appears.

                          Certificate of Adoption


     The undersigned secretary does hereby certify that the foregoing bylaws were adopted by the board of directors of Giant
Mid-Continent, Inc. pursuant to a written consent of the board of directors dated December 22, 1994.


                              /s/  Morgan M. Gust
                              _________________________________
                              Morgan M. Gust, Secretary